UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

1.   On July 30, 2013, Source Financial, Inc. (the “Company”) advised PS Stephenson & Co., P.C. that it had been dismissed as the independent registered public accounting firm for the Company.

2.   The dismissal of PS Stephenson & Co., P.C. was approved by the Board of Directors of the Company.

3.   PS Stephenson & Co., P.C. audited the financial statements of the Company as at and for the years ended January 31, 2012 and January 31, 2013.  The opinions issued by PS Stephenson & Co., P.C on the financial statements of the Company for the years ended January 31, 2012 and January 31, 2013, both contained “going concern” qualifications.  In both opinions, PS Stephenson & Co., P.C noted that the Company had minimal revenues, lacked substantial assets and had no significant cash flows, which raised substantial doubt as to the Company’s ability to continue as a going concern and that the financial statements did not contain any adjustments to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.   During the Company’s fiscal years ended January 31, 2012 and January 31, 2013, and through the date of this Current Report: (i) there were no disagreements between the Company and PS Stephenson & Co., P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PS Stephenson & Co, P.C. would have caused PS Stephenson & Co.,  P.C. to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such years or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

5.   The Company has provided PS Stephenson & Co., P.C. with a copy of the disclosures in this Form 8-K and has requested that PS Stephenson & Co., P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PS Stephenson & Co., P.C. agrees with the Company's statements in this Item 4.01(a). A copy of the letter furnished by PS Stephenson & Co., P.C. in response to that request will be filed as an Exhibit to an Amendment to this Form 8-K.

(b) Engagement of Principal Accountant

1.   On July 30, 2013, the Company signed a letter to engage Lichter, Yu and Associates as its registered independent public accountants for the fiscal year ending June 30, 2013.  The decision to engage Lichter, Yu & Associates was approved by the Board of Directors of the Company.

2.   Lichter, Yu and Associates has been the registered independent public accountants for Moneytech Limited (“Moneytech”) and during Moneytech’s two most recent fiscal years ended June 30, 2011 and June 30, 2012 Lichter, Yu & Associates audited the consolidated financial statements of Moneytech and its subsidiaries and issued an audit report on the consolidated financial statements of Moneytech as at and for the years ended
June 30, 2013 and June 30, 2012.

3.   During the Company's two most recent fiscal years ended January 31, 2013 and January 31, 2012, and through the date of this Current Report, the Company did not consult with Lichter, Yu and Associates on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Lichter, Yu and Associates did not provide either a written report or oral advice to the Company that Lichter, Yu and Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of  Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2013

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer